Delaware Group Tax Free Funds
N SAR

Exhibit List


Exhibit		Reference

77.C	Matters submitted to a vote
of security holders incorporated by reference to a 497(e) filed on April 16, 2007 (SEC
Accession No. 0001104659-07-028489).

77.D	Policies with respect to
security investments incorporated by
reference to two separate 497(e) filings filed on August 24, 2007 (SEC Accession Nos.
0001137439-07-000378 and 0001137439-
07-000406

77.M	Mergers incorporated by
reference to a 497(e) filed on April 16, 2007
(SEC Accession No. 0001382529-07-
000042).

77.Q1(a)(1)	Certificate of Amendment of
Agreement and Declaration of Trust of
Delaware Group Tax Free Fund (enclosed)